PRICING SUPPLEMENT dated March 28, 2024 (To the Prospectus dated May 23, 2022, the Prospectus Supplement dated June 27, 2022 and the Product Supplement No. WF-1 dated October 17, 2022)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-265158

Barclays Bank PLC Global Medium-Term Notes, Series A

$2,063,000 Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

■ Linked to the lowest performing of the common shares of Agnico Eagle Mines Limited, the common shares of Barrick Gold Corporation and the common stock of Newmont Corporation (each referred to as an “Underlying Stock”)

■ Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium and, if the securities are not automatically called, whether you are repaid the principal amount of your securities at stated maturity will depend in each case on the stock closing price of the lowest performing Underlying Stock on the relevant call date. The lowest performing Underlying Stock on any call date is the Underlying Stock that has the lowest performance factor on that call date, calculated for each Underlying Stock as the stock closing price of that Underlying Stock on that call date divided by its starting price.

■ Automatic Call. If the stock closing price of the lowest performing Underlying Stock on any call date is greater than or equal to its starting price, the securities will be automatically called for the principal amount plus the call premium applicable to the relevant call date. The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately 24.250% per annum.

Call Date	Call Premium
April 3, 2025	24.250% of the principal amount
October 3, 2025	36.375% of the principal amount
April 6, 2026	48.500% of the principal amount
October 5, 2026	60.625% of the principal amount
March 29, 2027 (the “final calculation day”)	72.750% of the principal amount

■ Potential Loss of Principal. If the securities are not automatically called, you will receive the principal amount at stated maturity if the stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its threshold price. If the stock closing price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will receive less than the principal amount and will have 1-to-1 downside exposure to the decrease in the price of the lowest performing Underlying Stock in excess of 10%.

■ The threshold price of each Underlying Stock is equal to 90% of its starting price.

■ Any positive return on the securities will be limited to the applicable call premium, even if the stock closing price of the lowest performing Underlying Stock on the applicable call date significantly exceeds its starting price. You will not participate in any appreciation of any Underlying Stock.

■ Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each call date. You will not benefit in any way from the performance of the better performing Underlying Stocks. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if the other Underlying Stocks perform favorably.

■ Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-7 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

■ No periodic interest payments or dividends

■ No exchange listing; designed to be held to maturity

See “Additional Information about the Issuer and the Securities” on page PS-5 of this pricing supplement. The securities will have the terms specified in the prospectus dated May 23, 2022, the prospectus supplement dated June 27, 2022 and the product supplement no. WF-1 dated October 17, 2022, as supplemented or superseded by this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PS-11 herein, “Risk Factors” beginning on page PS-3 of the product supplement and “Risk Factors” beginning on page S-9 of the prospectus supplement.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of the securities. In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PS-7 of this pricing supplement.

	Original Offering Price(1)	Agent Discount(2), (3)	Proceeds to Barclays Bank PLC
Per Security	$1,000.00	$25.75	$974.25
Total	$2,063,000.00	$53,122.25	$2,009,877.75
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $947.90 per security. The estimated value is less than the original offering price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-6 of this pricing supplement.

(2	Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. are the agents for the distribution of the securities and are acting as principal. The agent will receive an underwriting discount of $25.75 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession of $25.75 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Supplemental Plan of Distribution” in this pricing supplement for further information.

(3)	In respect of certain securities sold in this offering, Barclays Capital Inc. may pay a fee of up to $3.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities	Barclays Capital Inc.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

Terms of the Securities

Issuer:	Barclays Bank PLC
Market Measures[1]:

The common shares of Agnico Eagle Mines Limited (the “AEM Stock”), the common shares of Barrick Gold Corporation (the “GOLD Stock”) and the common stock of Newmont Corporation (the “NEM Stock”) (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”). We refer to the issuers of the Market Measures as the “Underlying Stock Issuers.”

(a) With respect to each Underlying Stock, the stock closing price of that Underlying Stock on the pricing date (b) With respect to each Underlying Stock, 90% of its starting price
Pricing Date:	March 28, 2024
Issue Date:	April 3, 2024
Stated Maturity Date[2]:	April 1, 2027
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Automatic Call:

If the stock closing price of the lowest performing Underlying Stock on any call date is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount plus the call premium applicable to the relevant call date.

Any positive return on the securities will be limited to the applicable call premium, even if the stock closing price of the lowest performing Underlying Stock on the applicable call date significantly exceeds its starting price. You will not participate in any appreciation of any Underlying Stock.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates and Call Premiums[2]:

The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately 24.250% per annum.

The call premium and payment per security upon an automatic call that is applicable to each call date is specified in the table below.

* We refer to March 29, 2027 as the “final calculation day.”

Call Settlement Date[2]:	Three business days after the applicable call date; provided that the call settlement date for the last call date, the final calculation day, is the stated maturity date

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

Maturity Payment Amount:

If the securities are not automatically called, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•      if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its starting price but greater than or equal to its threshold price: $1,000; or

•      if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price:

$1,000 × (performance factor of the lowest performing Underlying Stock on the final calculation day + buffer amount)

If the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will lose up to 90% of the principal amount of your securities at stated maturity.

Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.

Lowest Performing Underlying Stock:	For any call date, the “lowest performing Underlying Stock” will be the Underlying Stock with the lowest performance factor on that call date.
Buffer Amount:	10%
Performance Factor:	With respect to an Underlying Stock on any call date, its stock closing price on that call date divided by its starting price
Stock Closing Price[1]:	With respect to each Underlying Stock, “stock closing price” has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the product supplement. The stock closing price of each Underlying Stock is subject to adjustment through the adjustment factor as described in the product supplement.
Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the final calculation day.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the product supplement, provided that terms used in this pricing supplement, but not defined herein or in the product supplement, will have the meanings ascribed to them in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06745QEE5 / US06745QEE52

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

Supplemental Plan of Distribution:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the securities. The agent will receive an underwriting discount of $25.75 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession of $25.75 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, Barclays may pay a fee of up to $3.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the securities. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the securities conducts hedging activities for Barclays Bank PLC in connection with the securities, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the securities to you.

1 In the case of certain corporate events related to an Underlying Stock, the calculation agent may adjust the adjustment factor of that Underlying Stock if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of that Underlying Stock. Upon the occurrence of certain reorganization events with respect to an Underlying Stock, the calculation agent will make adjustments to reflect the amount and type of property deliverable for one share of that Underlying Stock as a result of that reorganization event. An Underlying Stock may be replaced with another stock selected by the calculation agent upon the occurrence of certain replacement stock events. For more information, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement.

2 If any call date is not a trading day with respect to any Underlying Stock, that call date for each Underlying Stock will be postponed to the next succeeding day that is a trading day with respect to each Underlying Stock. A call date will also be postponed for any Underlying Stock if a market disruption event occurs with respect to that Underlying Stock on that call date as described under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” in the accompanying product supplement. In addition, the stated maturity date will be postponed if that day is not a business day or if the final calculation day is postponed as described under “General Terms of the Securities—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call date is a “calculation day.”

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated May 23, 2022, as supplemented by the prospectus supplement dated June 27, 2022 relating to our Global Medium-Term Notes, Series A, of which these securities are a part and the product supplement no. WF-1 dated October 17, 2022. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement or product supplement, the information and terms in this pricing supplement will control. To the extent the information or terms in the product supplement are different from or inconsistent with the information or terms in the prospectus or prospectus supplement, the information and terms in the product supplement will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 23, 2022: http://www.sec.gov/Archives/edgar/data/312070/000119312522157585/d337542df3asr.htm

•	Prospectus Supplement dated June 27, 2022: http://www.sec.gov/Archives/edgar/data/0000312070/000095010322011301/dp169388_424b2-prosupp.htm

•	Product Supplement No. WF-1 dated October 17, 2022: https://www.sec.gov/Archives/edgar/data/312070/000095010322017881/dp182509_424b2-wf1.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the original offering price of the securities. The difference between the original offering price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PS-11 of this pricing supplement.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—Risks Relating to the Issuer—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

•	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

•	You anticipate that the stock closing price of the lowest performing Underlying Stock will be greater than or equal to its starting price on one of the call dates.

•	You do not anticipate that the ending price of the lowest performing Underlying Stock on the final calculation day will be less than its threshold price, and you are willing and able to accept the risk that, if it is, you will lose up to 90% of the principal amount of your securities at stated maturity.

•	You are willing and able to accept the individual market risk of each Underlying Stock and you understand that poor performance by any Underlying Stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Underlying Stocks.

•	You are willing and able to forgo participation in any appreciation of any Underlying Stock, and you understand that any return on your investment will be limited to any call premium that may be payable on the securities.

•	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Underlying Stocks, nor will you have any voting rights with respect to the Underlying Stocks.

•	You are willing and able to accept the risk that the securities may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to stated maturity if the securities are not automatically called.

•	You are willing and able to assume our credit risk for all payments on the securities.

•	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be an appropriate investment for you if any of the following statements are true:

•	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

•	You seek an investment that provides for the full repayment of principal at stated maturity.

•	You anticipate that the stock closing price of the lowest performing Underlying Stock will be less than its starting price on each call date.

•	You anticipate that the ending price of the lowest performing Underlying Stock on the final calculation day will be less than its threshold price, or you are unwilling or unable to accept the risk that, if it is, you will lose up to 90% of the principal amount of your securities at stated maturity.

•	You are unwilling or unable to accept the individual market risk of each Underlying Stock or the risk that poor performance by any Underlying Stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Underlying Stocks.

•	You seek exposure to any upside performance of the Underlying Stocks or you seek an investment with a return that is not limited to any call premium that may be payable on the securities.

•	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the Underlying Stocks.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

•	You are unwilling or unable to accept the risk that the securities may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to stated maturity if they are not automatically called.

•	You are unwilling or unable to assume our credit risk for all payments on the securities.

•	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PS-11 of this pricing supplement and the “Risk Factors” beginning on page PS-3 of the accompanying product supplement and the “Risk Factors” beginning on page S-9 of the accompanying prospectus supplement for risks related to an investment in the securities. For more information about the Underlying Stocks, please see the sections titled “The Common Shares of Agnico Eagle Mines Limited,” “The Common Shares of Barrick Gold Corporation” and “The Common Stock of Newmont Corporation” below.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

Determining Payment on a Call Settlement Date and at Maturity

On each call settlement date, whether the securities are automatically called and whether you receive a call premium will each be determined based on the stock closing price of the lowest performing Underlying Stock on the related call date.

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant call date. The lowest performing Underlying Stock on any call date is the Underlying Stock that has the lowest performance factor on that call date, calculated for each Underlying Stock as the stock closing price of that Underlying Stock on that call date divided by its starting price.

Step 2: Determine if the securities are automatically called and whether a call premium is paid on the applicable call settlement date, based on the stock closing price of the lowest performing Underlying Stock on the relevant call date, as follows:

On the stated maturity date, if the securities have not been automatically called, you will receive a cash payment per security calculated as described below.

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day. The lowest performing Underlying Stock on the final calculation day is the Underlying Stock that has the lowest performance factor on the final calculation day, calculated for each Underlying Stock as its ending price divided by its starting price.

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day, as follows:

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any or all of the Underlying Stocks. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the product supplement and prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If The Securities Are Not Automatically Called, You May Lose Up To 90% Of The Principal Amount Of Your Securities At Stated Maturity — We will not repay you a fixed amount on your securities at stated maturity. If the securities are not automatically called, you will receive a maturity payment amount that will be equal to or less than the principal amount, depending on the ending price of the lowest performing Underlying Stock on the final calculation day.

If the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, the maturity payment amount will be less than the principal amount and you will have full downside exposure to the decrease in the price of that Underlying Stock in excess of the buffer amount, resulting in a loss of 1% of the principal amount for every 1% decline in that Underlying Stock in excess of the buffer amount. The threshold price for each Underlying Stock is 90% of its starting price. As a result, you may lose up to 90% of the principal amount of your securities at stated maturity, even if the price of the lowest performing Underlying Stock is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.

•	Your Return Will Be Limited To The Applicable Call Premium And May Be Lower Than The Return On A Direct Investment In The Securities Composing Any Or All Of The Underlying Stocks — You will not participate in the possible increases in the price of the lowest performing Underlying Stock through an investment in the securities. Any positive return on the securities will not exceed the applicable call premium, regardless of any increase in the price of the lowest performing Underlying Stock, which may be significant. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.

•	No Periodic Interest Will Be Paid On The Securities — No periodic payments of interest will be made on the securities.

•	The Securities Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If The Other Underlying Stocks Perform Favorably — You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if the other Underlying Stocks perform favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of some Underlying Stocks could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on each call date. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.

•	You May Be Fully Exposed To The Decline In The Lowest Performing Underlying Stock On The Final Calculation Day From Its Starting Price, But Will Not Participate In Any Positive Performance Of Any Underlying Stock — Even though you will be fully exposed to a decline in the price of the lowest performing Underlying Stock on the final calculation day if the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the final calculation day is below its threshold price, you will not participate in any increase in the price of any Underlying Stock over the term of the securities. Your maximum possible return on the securities will be limited to any call premium you may receive. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Underlying Stock.

•	Your Return On The Securities Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock On Each Call Date, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlying Stocks — Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each call date. Although it is necessary for each Underlying Stock to close at or above its respective starting level on the relevant call date in order for you to receive a call premium or, if the securities are not called, at or above its respective threshold level on the final calculation day in order for you to be repaid the principal amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlying Stocks. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of the better performing Underlying Stocks would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.

•	Higher Call Premium Rates Are Associated With Greater Risk — The securities offer call premiums at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential call premiums are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a call premium on any call settlement date and the risk that you may lose a substantial portion, and possibly

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

all, of the principal amount at maturity. The volatility of the Underlying Stocks and the correlation among the Underlying Stocks are important factors affecting this risk. Volatility is a measure of the degree of variation in the prices of the Underlying Stocks over a period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. The correlation of a pair of Underlying Stocks represents a statistical measurement of the degree to which the returns of those Underlying Stocks are similar to each other over a given period in terms of timing and direction. Greater expected volatility of the Underlying Stocks or lower expected correlation among the Underlying Stocks as of the pricing date may result in higher call premiums, but it also represents a greater expected likelihood as of the pricing date that the stock closing price of at least one Underlying Stock will be less than its starting price on each call date, such that you will not receive any call premium during the term of the securities, and that the stock closing price of at least one Underlying Stock will be less than its threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the principal amount at maturity. In general, the higher the call premiums are relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive any call premium during the term of the securities and that you will lose a substantial portion, and possibly all, of the principal amount at maturity.

•	You Will Be Subject To Reinvestment Risk — If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

•	You Will Be Subject To Risks Resulting From The Relationship Between The Underlying Stocks — The correlation of a pair of Underlying Stocks represents a statistical measurement of the degree to which the returns of those Underlying Stocks are similar to each other over a given period in terms of timing and direction. By investing in the securities, you assume the risk that the returns of the Underlying Stocks will not be correlated. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stocks is not relevant to your return on the securities. It is impossible to predict what the relationship between the Underlying Stocks will be over the term of the securities. The Underlying Stocks may represent different equity markets, and those equity markets may not perform similarly over the term of the securities.

•	Any Payment On The Securities Will Be Determined Based On The Stock Closing Prices Of The Underlying Stocks On The Dates Specified — Any payment on the securities will be determined based on the stock closing prices of the Underlying Stocks on the dates specified. You will not benefit from any more favorable values of the Underlying Stocks determined at any other time.

•	Owning The Securities Is Not The Same As Owning Any Or All Of The Underlying Stocks — The return on your securities may not reflect the return you would realize if you actually owned any or all of the Underlying Stocks. For instance, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or any other rights that holders of any Underlying Stock would have.

•	No Assurance That The Investment View Implicit In The Securities Will Be Successful — It is impossible to predict whether and the extent to which the price of any Underlying Stock will rise or fall. There can be no assurance that the price of any Underlying Stock will not close below its starting price on each call date or, if the securities are not called, below its threshold price on the final calculation day. The price of each Underlying Stock will be influenced by complex and interrelated political, economic, financial and other factors that affect that Underlying Stock. You should be willing to accept the downside risks associated with equities in general and each Underlying Stock in particular, and the risk of losing up to 90% of the principal amount.

•	The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts, as described below under “Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of the ownership and disposition of the securities could be materially and adversely affected.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

Risks Relating to the Issuer

•	The Securities Are Subject To The Credit Risk Of Barclays Bank PLC — The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Underlying Stocks

•	There Are Risks Associated With Non-U.S. Companies With Respect To The Common Shares Of Agnico Eagle Mines Limited And The Common Shares Of Barrick Gold Corporation — An investment linked to the value of securities issued by non-U.S. companies, such as the common shares of Agnico Eagle Mines Limited and the common shares of Barrick Gold Corporation, which are issued by companies incorporated under the laws of Canada with their principal executive offices located in Canada, involves risks associated with Canada. The prices of such companies’ securities may be affected by political, economic, financial and social factors in Canada, including changes in Canada’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

•	There Are Risks Associated With Currency Exchange Rates With Respect To The Common Shares Of Agnico Eagle Mines Limited And The Common Shares Of Barrick Gold Corporation — Because the common shares of Agnico Eagle Mines Limited and the common shares of Barrick Gold Corporation are quoted and traded in U.S. dollars on the New York Stock Exchange and quoted and traded in Canadian dollars on the Toronto Stock Exchange, fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will likely affect the relative value of the common shares of Agnico Eagle Mines Limited and the common shares of Barrick Gold Corporation in the two currencies and, as a result, will likely affect the market price of the common shares of Agnico Eagle Mines Limited and the common shares of Barrick Gold Corporation trading on the New York Stock Exchange. These trading differences and currency exchange rates may affect the market value of the securities. The Canadian dollar has been subject to fluctuations against the U.S. dollar in the past and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in the exchange rate between the Canadian dollar and the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in that rate that may occur over the term of the securities. The exchange rate between the Canadian dollar and the U.S. dollar is the result of the supply of, and the demand for, those currencies. Changes in the exchange rate results over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Canada and the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments, any political, civil or military unrest and the extent of governmental surpluses or deficits in Canada and the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by Canada and the United States and other jurisdictions important to international trade and finance.

•	There Are Risks Associated With Single Equities — The price of each Underlying Stock can rise or fall sharply due to factors specific to that Underlying Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of each Underlying Stock.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

•	We Cannot Control Actions By An Underlying Stock Issuer — Actions by an Underlying Stock Issuer may have an adverse effect on the price of such Underlying Stock, the stock closing price of such Underlying Stock on any call date, the ending price of such Underlying Stock, and the value of the securities. We are not affiliated with any Underlying Stock Issuer. No Underlying Stock Issuer will be involved in the offering of the securities nor will any Underlying Stock Issuer have any obligations with respect to the securities, including any obligation to take our interests or your interests into consideration for any reason. No Underlying Stock Issuer will receive any of the proceeds of the offering of the securities nor will be responsible for, or will have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. No Underlying Stock Issuer will be involved with the administration, marketing or trading of the securities nor will have any obligations with respect to any amounts payable on the securities.

•	We And Our Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with any Underlying Stock Issuer. This pricing supplement relates only to the securities and does not relate to any Underlying Stock. The material provided in this pricing supplement concerning an Underlying Stock Issuer is derived from publicly available documents without independent verification. Neither we nor either agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuers. Furthermore, neither we nor either agent knows whether any Underlying Stock Issuer has disclosed all events occurring before the date of this pricing supplement, including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning an Underlying Stock Issuer could affect the value of the securities and any payments on the securities. You, as an investor in the securities, should make your own investigation into each Underlying Stock Issuer.

•	You Have Limited Anti-dilution Protection — The calculation agent will, in its sole discretion, adjust the adjustment factor of an Underlying Stock for certain events affecting such Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the applicable Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect an Underlying Stock. For example, the calculation agent is not required to make any adjustments to the adjustment factor of an Underlying Stock if the applicable Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for such Underlying Stock. Consequently, this could affect the value of the securities and any payments on the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement for a description of the general circumstances in which the calculation agent will make adjustments to the adjustment factor of an Underlying Stock.

•	The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer — Following certain corporate events relating to an Underlying Stock, such as a stock-for-stock merger where the applicable Underlying Stock Issuer is not the surviving entity, the shares of a successor corporation to such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the securities. Following certain other corporate events relating to an Underlying Stock in which holders of such Underlying Stock would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving such Underlying Stock Issuer, or a liquidation of such Underlying Stock Issuer), the common stock of another company in the same industry group as such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the securities. In any such event, the equity-linked nature of the securities would be significantly altered. See “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement for a description of the specific events that can lead to these adjustments and the procedures for selecting a replacement stock. The occurrence of such events and the consequent adjustments may materially and adversely affect the value of the securities and any payments on the securities.

•	The Historical Performance Of The Underlying Stocks Is Not An Indication Of Their Future Performance — The historical performance of the Underlying Stocks should not be taken as an indication of the future performance of the Underlying Stocks. It is impossible to predict whether the closing prices of the Underlying Stocks will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the prices of the Underlying Stocks are not necessarily indicative of fluctuations or trends that may occur in the future.

Risks Relating to Conflicts of Interest

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of each Underlying Stock and the merits of investing in the securities.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Securities In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the securities (a “participating dealer”) may play a variety

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

of roles in connection with the issuance of the securities, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Underlying Stocks. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities. Participating dealers may also engage in such activities that may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession and/or any fee that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the securities. As calculation agent, we will determine any prices of the Underlying Stocks and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including determining the stock closing price of such Underlying Stock if a call date is postponed with respect to such Underlying Stock to the last day to which it may be postponed and a market disruption event occurs with respect to such Underlying Stock on that day; determining the stock closing price of an Underlying Stock if it is not otherwise available on any date of determination; adjusting the adjustment factor for an Underlying Stock in certain circumstances; and if a replacement stock event occurs with respect to an Underlying Stock, selecting a replacement stock to be substituted for such Underlying Stock and making certain other adjustments to the terms of the securities. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop — The securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

•	The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the securities at issuance and their value in the secondary market. Accordingly, in addition to the prices of the Underlying Stocks on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Underlying Stocks;

•	correlation (or lack of correlation) of the Underlying Stocks;

•	the time to maturity of the securities;

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

•	the market prices of, and dividend rates on, the Underlying Stocks;

•	interest and yield rates in the market generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory and judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	The Estimated Value Of Your Securities Is Lower Than The Original Offering Price Of Your Securities — The estimated value of your securities on the pricing date is lower than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

•	The Estimated Value Of Your Securities Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

•	The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Securities And May Be Lower Than The Estimated Value Of Your Securities — The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the original offering price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Securities — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

Hypothetical Examples and Returns

The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 principal amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. Terms used for purposes of these hypothetical examples do not represent the actual starting price, threshold price or ending price of any Underlying Stock. The actual amount you receive at stated maturity or upon automatic call will depend on the actual terms of the securities. You should not take these examples as an indication or assurance of the expected performance of the securities. These examples are for purposes of illustration only. The values used in the examples may have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the securities.

Call Premiums:	24.250% for the first call date, 36.375% for the second call date, 48.500% for the third call date, 60.625% for the fourth call date and 72.750% for the fifth call date
Hypothetical Starting Price:	For each Underlying Stock, $100.00
Hypothetical Threshold Price:	For each Underlying Stock, $90.00 (90% of its hypothetical starting price)
Buffer Amount:	10%

The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price and threshold price for each Underlying Stock are set forth under “Terms of the Securities” above. For historical closing prices of the Underlying Stocks, see the historical information set forth under the sections titled “The Common Shares of Agnico Eagle Mines Limited,” “The Common Shares of Barrick Gold Corporation” and “The Common Stock of Newmont Corporation.” We cannot predict the stock closing price of the Underlying Stock on any day during the term of the securities, including on any call date.

Hypothetical Payout Profile

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called, the following table illustrates, for call premiums based on a simple (non-compounding) return of approximately 24.250% per annum and each hypothetical call date on which the securities are automatically called, the hypothetical payment per security on the related call settlement date.

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date
1st call date	$1,242.50
2nd call date	$1,363.75
3rd call date	$1,485.00
4th call date	$1,606.25
5th call date	$1,727.50

If the securities are not automatically called:

If the securities are not automatically called, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlying Stock on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security. The performance factor of the lowest performing Underlying Stock on the final calculation day is calculated as its ending price divided by its starting price.

Hypothetical performance factor of lowest performing Underlying Stock on final calculation day	Hypothetical maturity payment amount per security
89.00%	$990.00
75.00%	$850.00
70.00%	$800.00
60.00%	$700.00
50.00%	$600.00
40.00%	$500.00
30.00%	$400.00
20.00%	$300.00
10.00%	$200.00
0.00%	$100.00

Hypothetical Examples of Payment upon an Automatic Call or at Stated Maturity

Example 1. The stock closing price of the lowest performing Underlying Stock on the first call date is greater than or equal to its starting price. As a result, the securities are automatically called on the first call date.

	AEM Stock	GOLD Stock	NEM Stock
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on first call date:	$150.00	$140.00	$160.00
Performance factor on first call date (closing price on first call date divided by starting price):	150.00%	140.00%	160.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the first call date.

In this example, the GOLD Stock has the lowest performance factor on the first call date and is, therefore, the lowest performing Underlying Stock on the first call date.

Step 2: Determine the payment upon automatic call.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on the first call date is greater than or equal to its hypothetical threshold price, the securities are automatically called on the first call date and you will receive on the related call settlement date the principal amount of your securities plus a call premium of 24.250% of the principal amount. Even though the

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

lowest performing Underlying Stock appreciated by 40.00% from its starting price to its stock closing price on the first call date in this example, your return is limited to the call premium of 24.250% that is applicable to that call date.

On the call settlement date, you would receive $1,242.50 per security.

Example 2. The securities are not automatically called prior to the last call date (the final calculation day). The stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its starting price. As a result, the securities are automatically called on the final calculation day.

	AEM Stock	GOLD Stock	NEM Stock
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on call dates prior to the final calculation day:	Various (at least one Underlying Stock below its starting price)
Hypothetical stock closing price on final calculation day:	$105.00	$110.00	$108.00
Performance factor on final calculation day (ending price divided by starting price):	105.00%	110.00%	108.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the AEM Stock has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the payment upon automatic call.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on each call date prior to the last call date (which is the final calculation day) is less than its hypothetical starting price, the securities are not automatically called prior to the final calculation day. Because the hypothetical stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its starting price, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the principal amount of your securities plus a call premium of 72.750% of the principal amount.

On the call settlement date (which is the stated maturity date), you would receive $1,727.50 per security.

Example 3. The securities are not automatically called prior to maturity. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its starting price but greater than or equal to its threshold price, and the maturity payment amount is equal to the principal amount of your securities at maturity.

	AEM Stock	GOLD Stock	NEM Stock
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on call dates prior to the final calculation day:	Various (at least one Underlying Stock below starting price)
Hypothetical stock closing price on final calculation day:	$95.00	$115.00	$105.00
Hypothetical threshold price:	$90.00	$90.00	$90.00
Performance factor on final calculation day (ending price divided by starting price):	95.00%	115.00%	105.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the AEM Stock has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on each call date (including the final calculation day) is less than its hypothetical starting price, the securities are not automatically called. Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is not less than its hypothetical threshold price, you would be repaid the principal amount of your securities at maturity.

On the stated maturity date, you would receive $1,000.00 per security.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

Example 4. The securities are not automatically called prior to maturity. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, and the maturity payment amount is less than the principal amount of your securities at maturity.

	AEM Stock	GOLD Stock	NEM Stock
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on call dates prior to the final calculation day:	Various (at least one Underlying Stock below starting price)
Hypothetical stock closing price on final calculation day:	$105.00	$120.00	$45.00
Hypothetical threshold price:	$90.00	$90.00	$90.00
Performance factor on final calculation day (ending price divided by starting price):	105.00%	120.00%	45.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the NEM Stock has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on each call date (including the final calculation day) is less than its hypothetical starting price, the securities are not automatically called. Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical threshold price, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to $550.00 per security, calculated as follows:

$1,000 × (performance factor of the lowest performing Underlying Stock on the final calculation day + buffer amount)

= $1,000 × (45.00 + 10.00)%

= $550.00

On the stated maturity date, you would receive $550.00 per security. This example illustrates that you will have 1-to-1 downside exposure to a decrease in the lowest performing Underlying Stock in excess of the buffer amount if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, even if the ending prices of the other Underlying Stocks have appreciated or have not declined below their respective threshold prices.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

Information about the Underlying Stocks

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets — Equity Securities — Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to file financial and other information specified by the SEC periodically. Such information can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by the issuer of each Underlying Stock can be located by reference to its SEC file number provided below.

Included below is a brief description of the issuer of each Underlier. This information has been obtained from publicly available sources. Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

The Common Shares of Agnico Eagle Mines Limited

According to publicly available information, Agnico Eagle Mines Limited is a Canadian gold mining company producing precious metals from operations in Canada, Australia, Finland and Mexico. Information filed by Agnico Eagle Mines Limited with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-13422. The AEM Stock is listed on the New York Stock Exchange under the ticker symbol “AEM.”

Historical Information

We obtained the closing prices of the AEM Stock displayed in the graph below from Bloomberg Professional® service (“Bloomberg”) without independent verification. The historical performance of the AEM Stock should not be taken as an indication of the future performance of the AEM Stock. Future performance of the AEM Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the AEM Stock during the term of the securities, including on any call date. We cannot give you assurance that the performance of the AEM Stock will not result in a loss on your initial investment.

The following graph sets forth daily closing prices of the AEM Stock for the period from January 1, 2019 to March 28, 2024. The closing price on March 28, 2024 was $59.65. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

* The dotted line indicates the threshold price of 90% of the starting price of the AEM Stock.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

The Common Shares of Barrick Gold Corporation

According to publicly available information, Barrick Gold Corporation, a Canadian company, is engaged in the production and sale of gold and copper, as well as related activities such as exploration and mine development. Information filed by Barrick Gold Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-09059. The GOLD Stock is listed on the New York Stock Exchange under the ticker symbol “GOLD.”

Historical Information

We obtained the closing prices of the GOLD Stock displayed in the graph below from Bloomberg without independent verification. The historical performance of the GOLD Stock should not be taken as an indication of the future performance of the GOLD Stock. Future performance of the GOLD Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the GOLD Stock during the term of the securities, including on any call date. We cannot give you assurance that the performance of the GOLD Stock will not result in a loss on your initial investment.

The following graph sets forth daily closing prices of the GOLD Stock for the period from January 1, 2019 to March 28, 2024. The closing price on March 28, 2024 was $16.64. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

* The dotted line indicates the threshold price of 90% of the starting price of the GOLD Stock.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

The Common Stock of Newmont Corporation

According to publicly available information, Newmont Corporation is primarily a gold producer with operations and/or assets in the United States, Canada, Mexico, the Dominican Republic, Peru, Suriname, Argentina, Chile, Australia, Papua New Guinea, Ecuador, Fiji and Ghana. Newmont is also engaged in the production of copper, silver, lead and zinc. Information filed by Newmont Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-31240. The NEM Stock is listed on the New York Stock Exchange under the ticker symbol “NEM.”

Historical Information

We obtained the closing prices of the NEM Stock displayed in the graph below from Bloomberg without independent verification. The historical performance of the NEM Stock should not be taken as an indication of the future performance of the NEM Stock. Future performance of the NEM Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the NEM Stock during the term of the securities, including on any call date. We cannot give you assurance that the performance of the NEM Stock will not result in a loss on your initial investment.

The following graph sets forth daily closing prices of the NEM Stock for the period from January 1, 2019 to March 28, 2024. The closing price on March 28, 2024 was $35.84. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

* The dotted line indicates the threshold price of 90% of the starting price of the NEM Stock.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

Tax Considerations

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Underlying Stocks. Assuming this treatment is respected, if you are a U.S. holder, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities. This gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of the securities at the original issue price. The deductibility of capital losses is subject to limitations. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

Non-U.S. holders should also discuss with their tax advisors the estate tax consequences of investing in the securities.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Shares of Agnico Eagle Mines Limited, the Common Shares of Barrick Gold Corporation and the Common Stock of Newmont Corporation due April 1, 2027

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of July 14, 2023, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on July 14, 2023, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated July 14, 2023, which has been filed as an exhibit to the report on Form 6-K referred to above.